EXHIBIT 99.1

UNAUDITED CONDENSED

CONSOLIDATED BALANCE SHEETS

(In thousands)	June 30, 2004	December 31, 2003
ASSETS
Current Assets:
Cash and cash equivalents	$197,856	$105,465
Restricted cash and investments		170,036
Accounts receivable, net	44,193	57,735
Other current assets	68,232	68,160
Assets held for sale	3,389	10,119

Total current assets	313,670	411,515

Property and equipment, net	2,450,921	2,546,525
Goodwill and other intangible assets, net	1,636,389	1,649,760
Deferred income taxes	479,469	449,180
Notes receivable and other long-term assets	285,821	275,508

Total	$5,166,270	$5,332,488

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$104,285	$107,557
Accrued interest	52,639	59,734
Current portion of long-term obligations	6,495	77,622
Other current liabilities	34,445	41,449
Liabilities held for sale		8,416

Total current liabilities	197,864	294,778

Long-term obligations	3,260,322	3,283,603
Other long-term liabilities	46,228	23,961

Total liabilities	3,504,414	3,602,342

Minority interest in subsidiaries	11,697	18,599

STOCKHOLDERS’ EQUITY
Class A Common Stock	2,243	2,119
Class B Common Stock		70
Class C Common Stock		12
Additional paid-in capital	3,946,144	3,910,879
Accumulated deficit	(2,293,862)	(2,190,447)
Note receivable		(6,720)
Treasury stock	(4,366)	(4,366)

Total stockholders’ equity	1,650,159	1,711,547

Total	$5,166,270	$5,332,488

UNAUDITED CONDENSED

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
REVENUES:
Rental and management	$167,587	$151,916	$332,163	$298,378
Network development services	25,385	23,366	46,988	38,371

Total operating revenues	192,972	175,282	379,151	336,749

OPERATING EXPENSES:
Rental and management	55,551	54,205	111,217	108,901
Network development services	24,183	21,500	44,997	36,212
Depreciation, amortization and accretion	81,925	79,624	159,059	159,278
Corporate general, administrative and development expense	6,651	6,965	13,530	13,613
Impairments, net loss on sale of long-lived assets and restructuring expense	5,373	8,002	9,287	11,698

Total operating expenses	173,683	170,296	338,090	329,702

INCOME FROM OPERATIONS	19,289	4,986	41,061	7,047

OTHER INCOME (EXPENSE):
Interest income, TV Azteca, net	3,652	3,528	7,192	7,030
Interest income	1,122	1,930	2,236	2,856
Interest expense	(68,045)	(71,201)	(137,217)	(142,943)
Loss on retirement of long-term obligations	(31,388)	(35,832)	(39,441)	(44,323)
Loss on investments and other expense	(1,277)	(402)	(2,099)	(25,601)
Minority interest in net earnings of subsidiaries	(490)	(793)	(1,913)	(1,363)

Total other expense	(96,426)	(102,770)	(171,242)	(204,344)

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(77,137)	(97,784)	(130,181)	(197,297)
INCOME TAX BENEFIT	17,194	17,585	27,644	36,860

LOSS FROM CONTINUING OPERATIONS	(59,943)	(80,199)	(102,537)	(160,437)
LOSS FROM DISCONTINUED OPERATIONS, NET	(592)	(27,516)	(878)	(38,901)

NET LOSS	$(60,535)	$(107,715)	$(103,415)	$(199,338)

BASIC AND DILUTED NET LOSS PER COMMON SHARE AMOUNTS
Loss from continuing operations	$(0.27)	$(0.40)	$(0.46)	$(0.80)
Loss from discontinued operations	(0.00)	(0.13)	(0.01)	(0.20)

BASIC AND DILUTED NET LOSS PER COMMON SHARE	$(0.27)	$(0.53)	$(0.47)	$(1.00)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	223,578	202,913	221,993	199,328

UNAUDITED CONDENSED

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended June 30,
(In thousands)	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(103,415)	$(199,338)
Other non-cash items reflected in statements of operations	224,028	265,104
Decrease in assets	2,934	7,558
Decrease in liabilities	(18,157)	(22,737)

Cash provided by operating activities	105,390	50,587

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for purchase of property and equipment and construction activities	(18,666)	(32,691)
Payments for acquisitions	(18,353)	(41,096)
Payment for acquisition of Mexico minority interest	(3,947)
Proceeds from sale of businesses and other long-term assets	21,288	77,317
Deposits, investments and other long-term assets	548	635

Cash (used for) provided by investing activities	(19,130)	4,165

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of debt securities	225,000	419,884
Net proceeds from stock options and other	8,780	1,584
Repayment of notes payable, credit facilities and capital leases	(1,076,978)	(281,799)
Borrowings under credit facilities	700,000
Restricted cash and investments	170,036	(192,885)
Deferred financing costs	(20,707)	(21,231)

Cash provided by (used for) financing activities	6,131	(74,447)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	92,391	(19,695)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	105,465	127,292

CASH AND CASH EQUIVALENTS, END OF PERIOD	$197,856	$107,597

CASH PAID FOR INCOME TAXES	$989	$1,158

CASH PAID FOR INTEREST	$103,979	$122,399